EXHIBIT 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made and entered into as of September 29, 2017 (the “Effective Date”), by and between Evolution Venture Partners LLC (“EVP”) and Wound Management Technologies, Inc. (“WNDM”). EVP and WNDM are sometimes each referred to herein as a “Party” and collectively, as the “Parties”.

W I T N E S E T H:

WHEREAS, EVP, WNDM and Middlebury Securities, LLC (“Middlebury”) are parties to that certain letter agreement, dated April 26, 2016, copy of which is attached hereto as Exhibit A (the “Letter Agreement”); and

WHEREAS, pursuant to the Letter Agreement, among other things, WNDM issued to EVP a Warrant to Purchase Shares of Common Stock of WNDM, dated April 26, 2016, a copy of which is attached hereto as Exhibit B (the “Warrant”); and

WHEREAS, WNDM has learned that Middlebury terminated its charter on or about July 27, 2016; and

WHEREAS, by letter dated September 22, 2017, to EVP and Middlebury, WNDM terminated the Letter Agreement; and

WHEREAS, in order to settle and resolve all matters between the Parties, the Parties desire to terminate their business relationship on the terms set forth below;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.           Termination of Letter Agreement. Effective as of September 22, 2017 (the “Letter Agreement Termination Date”), the Letter Agreement shall be deemed to have been terminated and of no further force or effect. The Parties agree that notwithstanding anything in the Letter Agreement or the Termination Letter to the contrary, any term or provision in the Letter Agreement that expressly survives the termination or expiration of the Letter Agreement shall be deemed to have terminated as of the Letter Agreement Termination Date.

2.           Termination of Warrant. Effective as of the Effective Date, the Parties agree that the Warrant shall be deemed to have been terminated and of no further force or effect. Within three (3) days following the Effective Date, EVP will deliver to WNDM the original Warrant marked “canceled”.

3.            Settlement Payment. In consideration for agreeing to the provisions of this Agreement, within three (3) days following the delivery by EVP to WNDM of the original Warrant marked “canceled” as provided in Section 2 above, WNDM shall issue to EVP 750,000 shares of common stock, par value $0.001 per share, of WNDM (the “WNDM Common Stock”), it being agreed and understood that EVP hereby instructs WNDM to issue such shares in the following manner, (i) 500,000 shares to EVP; and (ii) 250,000 shares to John D. Lane. In consideration for being issued such shares, EVP and John D. Lane (each, an “EVP Designee”) hereby represents and warrant to WNDM as follows:

(a)           Each EVP Designee has received all information such EVP Designee considers necessary or advisable to make a decision to accept the shares of WNDM Common Stock being issued to such EVP Designee under this Agreement (the “Subject Shares”), and has had an opportunity to inspect relevant documents relating to WNDM as requested by such EVP Designee. Such EVP Designee acknowledges that all documents, records and books pertaining to WNDM which such EVP Designee has requested have been made available for inspection by such EVP Designee. Such EVP Designee has had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of WNDM concerning WNDM and all such questions have been answered to the full satisfaction of such EVP Designee and such information requested has been provided by WNDM.

(b)           Each such EVP Designee is an “accredited investor,” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

(c)           Each such EVP Designee acknowledges that it is acquiring the Subject Shares for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Act, and any applicable state or other securities laws (“State Acts”). Such EVP Designee person further agrees that it will not sell, assign, transfer or otherwise dispose of any of such Subject Shares in violation of the Act or State Acts and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that such Subject Shares have not been registered under the Act or State Acts and further realizes that the Subject Shares cannot be sold unless subsequently registered under the Act and State Acts or an exemption from such registration is available. Such EVP Designee further agrees that WNDM is not assuming any obligation to register the Subject Shares. Furthermore, such EVP Designee acknowledges and agrees that the certificates evidencing the Subject Shares will contain a legend or legend consistent with the provisions of this subsection (c).

4.           Release.

(a)           As a material inducement to WNDM to enter into this Agreement, and except for the covenants and agreements of WNDM provided for in this Agreement, EVP, on its own behalf and on behalf of its equityholders, managers, officers, affiliates, heirs, dependents, successors and assigns, or any of them (collectively, the “EVP Group”) hereby irrevocably and unconditionally release, acquit and forever discharge WNDM and its successors, assigns, agents, members, directors, officers, employees, representatives, subsidiaries and affiliates and all persons acting by, through, under or in concert with any of them (collectively, the “WNDM Group”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, known or unknown (“EVP Group Claims”) which the EVP Group now have, own, hold, or which the EVP Group at any time heretofore had, owned or held against any of the WNDM Group, including, but not limited to: (i) all EVP Group Claims related to EVP’s engagement with WNDM; (ii) all EVP Group Claims of breach of an implied or express contract, negligent or intentional infliction of emotional distress, libel, defamation, breach of privacy, fraud, breach of any implied covenant of good faith and fair dealing and any other federal, state, or local common law or statutory claims, whether in tort or in contract; (iii) all EVP Group Claims arising under any federal, state or local regulation, law, code or statute; and (iv) all EVP Group Claims relating to any agreement, arrangement or understanding that any member of the EVP Group has, or may have, with any member of the WNDM Group (but specifically excluding this Agreement) for anything occurring prior to the Effective Date, including, without limitation, the Letter Agreement and the Warrant. EVP, on its own behalf and on behalf of the other members of the EVP Group, represents that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any EVP Group Claim or any portion thereof or interest therein.

(b)           As a material inducement to EVP to enter into this Agreement, and except for the covenants and agreements of EVP provided for in this Agreement, WNDM, on its own behalf and on behalf of the other members of the WNDM Group, hereby irrevocably and unconditionally release, acquit and forever discharge the EVP Group, or any of them (including EVP), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, known or unknown (“WNDM Group Claims”) which the WNDM Group now has, own, hold, or which the WNDM Group at any time heretofore had, owned or held against any member of the EVP Group, including, but not limited to: (i) all WNDM Group Claims related to WNDM’s engagement of EVP; (ii) all WNDM Group Claims of breach of an implied or express contract, negligent or intentional infliction of emotional distress, libel, defamation, breach of privacy, fraud, breach of any implied covenant of good faith and fair dealing and any other federal, state, or local common law or statutory claims, whether in tort or in contract; (iii) all WNDM Group Claims arising under any federal, state or local regulation, law, code or statute; and (iv) all WNDM Group Claims relating to any agreement, arrangement or understanding that any member of the WNDM Group has, or may have, with any member of the EVP Group (but specifically excluding this Agreement) for anything occurring prior to the Effective Date, including, without limitation, the Letter Agreement and the Warrant. WNDM, on its own behalf and on behalf of the other members of the WNDM Group, represents that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any WNDM Group Claim or any portion thereof or interest therein.

(c)           EVP, on its own behalf and on behalf of the other members of the EVP Group, agrees not to make any disparaging or negative statements, written or verbal, regarding any member of the WNDM Group at any time in the future, whether such statement is true or false, except as required by law or in defense of any legal action brought by any member of the WNDM Group against any member of the EVP Group in violation of this Agreement. WNDM, on its own behalf and on behalf of the other members of the WNDM Group, agrees not to make any disparaging or negative statements, written or verbal, regarding any member of the EVP Group at any time in the future, whether such statement be true or false, except as required by law or in defense of any legal action brought by any member of the EVP Group against any member of the WNDM Group in violation of this Agreement.

5.           Representations and Warranties. Each Party hereby represents and warrants to each other Party that the following representations and warranties are true and correct as of the date hereof: (a) such Party is fully competent to execute, deliver and perform this Agreement; (ii) this Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies; and (iii) neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby or thereby will: (1) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under any agreement, indenture or other instrument under which such Party is bound or subject; or (2) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Party.

6.           Miscellaneous.

(a)           Any notice or communication hereunder must be in writing and given by depositing the same in the United States mail, addressed to the Party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by email transmission. Such notice shall be deemed received on the date on which it is hand-delivered or delivered by email transmission, or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the Parties shall be as follows:

If to WNDM:	Wound Management Technologies, Inc. Attn: J. Michael Carmena, Chief Financial Officer
If to EVP:	Evolution Venture Partners LLC Attn: John Andreadis Managing Partner
Any Party may change its address for notice by written notice given to the other party in accordance with this Section.

(b)           This Agreement contains the entire agreement among the Parties relating to the subject matter hereof and supersedes any prior agreement, arrangement or understanding, oral or written, among the Parties with respect to the subject matter hereof. The members of the WNDM Group and EVP Group that are not parties to this Agreement are deemed to be third-party beneficiaries of this Agreement.

(c)           No alterations, amendments, waiver, or any other change in any term or provision of this Agreement shall be valid or binding on any Party unless the same shall have been agreed to in writing by all of the Parties. No waiver or default of any term of this Agreement shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Agreement may not be changed except by written agreement signed by both Parties.

(d)           Each Party acknowledges that a refusal by such Party to perform any covenant or agreement contained in this Agreement may cause irreparable harm to one or more of the other Parties, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, the Parties agree that in any such case, the other Party or Parties shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

(e)           In the event it becomes necessary to bring suit to enforce any provision of this Agreement, the prevailing Party shall be entitled to recover, in addition to any other award, reasonable legal costs, including court costs and attorney’s fees, from the non-prevailing Party or Parties.

(f)           If any provision of this Agreement is held to be unenforceable or invalid, the remaining provisions of this Agreement will remain in effect.

(g)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each Party irrevocably submits to the exclusive jurisdiction of the Federal District Court for the Northern District of Texas (the “District Court”) for the purposes of any suit, action or other proceeding arising out of this Agreement. Each Party agrees to commence any action, suit or proceeding relating to this Agreement in the District Court. Each Party further agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 6(a) above shall be effective service of process. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the District Court, and hereby further irrevocably and unconditionally waives and shall not assert by way of motion, defense, or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the District Court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of the proceeding is improper, or that the Agreement may not be enforced in or by the District Court.

(h)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail or other electronic medium shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EVOLUTION VENTURE PARTNERS LLC By: /s/ John Andreadis John Andreadis Managing Partner

WOUND MANAGEMENT TECHNOLOGIES, INC. By: /s/ Michael Carmena J. Michael Carmena, Chief Financial Officer

Each EVP Designee hereby executes this Agreement for the purpose of making the representations and warranties set forth in Section 3 above:

EVOLUTION VENTURE PARTNERS LLC By: /s/ John Andreadis John Andreadis Managing Partner

/s/ John D. Lane John D. Lane

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